                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements listed below pertaining to the following plans:

Form             No.                   Title
----             ---                   -----
Form S-8      33-15675       1987 Stock Option Plan
Form S-8      33-22656       1990 Directors' Option Plan
Form S-8      33-39458       1996 Stock Plan
Form S-8      33-51110       Nonstatutory Stock Option Plan
Form S-8      33-61015       1987 Stock Option Plan and 1990 Directors' Option Plan
Form S-8      333-08693      1996 Stock Plan, 1990 Directors' Option Plan, 1998 Employee Qualified Stock Purchase
                               Plan and Teleos Research 1996 Stock Plan
Form S-8      333-15037      Nonstatutory Stock Option Plan
Form S-8      333-24469      Softdesk, Inc. 1992 Stock Option Plan, Softdesk Inc. 1993 Director Stock Option Plan
                               and Softdesk, Inc. 1993 Equity Incentive Plan
Form S-8      333-45045      Nonstatutory Stock Option Plan
Form S-8      333-62655      1996 Stock Plan and 1998 Employee Qualified Stock Purchase Plan
Form S-8      333-74651      Discreet Logic Inc. Amended and Restated 1994
                               Restricted Stock and Stock Option Plan, Discreet Logic Inc. 1995 Employee Stock
                               Purchase Plan, Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan
                               and Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Plan
Form S-8      333-81207      1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock
                               Option Plan
Form S-8      333-92539      Nonstatutory Stock Option Plan
Form S-8      333-45928      1996 Stock Plan, 2000 Directors' Option Plan and 1998 Employee Qualified Stock
                                Purchase Plan
Form S-8      333-67974      1996 Stock Plan, 1998 Employee Qualified Stock Purchase Plan and Nonstatutory Stock
                               Option Plan
Form S-8      333-88682      Revit Technology Corporation 1998 Stock Plan, 1996 Stock Plan and 1998 Employee
                               Qualified Stock Purchase Plan

of our report dated April 9, 2003, with respect to the consolidated financial statements and schedule of Autodesk, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 2003.

                                                           /s/ ERNST & YOUNG LLP


Palo Alto, California
April 21, 2003